                                                            EXHIBIT (a)(1)(B)(i)


                              TIER 1 ELECTION FORM
            TO EXCHANGE OPTIONS TO PURCHASE SHARES OF COMMON STOCK OF
                                 RCN CORPORATION
           PURSUANT TO THE OFFER TO EXCHANGE DATED SEPTEMBER 25, 2001

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           TIER 1-OPTIONS (Strike Price of Less Than $16.00)
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                      NAME AND ADDRESS OF HOLDER OF OPTIONS
Fill in your phone number, and if there is  (   )     -
any error in the name or                    ------------------------------------------
address shown below, please make the        DAYTIME PHONE
necessary corrections at the right.         ------------------------------------------
                                            PRINT NAME (IF INCORRECT AT THE LEFT)
                                            ADDRESS OF HOLDER:
                                            ------------------------------------------
                                            ------------------------------------------
                                            ------------------------------------------




Please check the box under the heading "Check Here to Exchange this Option" for each Eligible Option grant that you would like to exchange for New Options. BY NOT MAKING AN ELECTION ON ANY PARTICULAR GRANT BELOW, YOU HAVE ELECTED TO REJECT THE OFFER FOR THAT PARTICULAR GRANT.

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                                                       # of New Options    Check Here
Grant                               Options Currently    to be Granted    to Exchange
I.D. #   Grant Date   Strike Price     Outstanding       if Exchanged     This Option
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
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

--------------------      Grant Date      Options Currently
Signature                 Date            Vested (For Information Purposes only)

--------------------
Date

THE OFFER TO EXCHANGE AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., EASTERN STANDARD TIME, ON OCTOBER 23, 2001, UNLESS THE OFFER IS EXTENDED.

    By Registered or Certified Mail:                      By Hand Delivery:                           By Overnight Courier:
      Mellon Investor Services LLC                   Mellon Investor Services LLC               Mellon Investor Services LLC
              P.O. Box 3301                           120 Broadway - 13th Floor                    85 Challenger Road -
       South Hackensack, NJ 07606                        New York, NY 10271                         Mail Drop - Reorg.
     Attn: Reorganization Department              Attn: Reorganization Department                  Ridgefield, NJ 07660
                                                                                              Attn: Reorganization Department








                       Telephone Inquiries: 1-888-232-7873

If you accept the offer to exchange options ("offer"), any Eligible Options described above that you elect to exchange will be exchanged for New Options.

If you hold Eligible Options with a Strike Price equal to or greater than $16.00, you will receive a separate election form that you must complete in addition to this form. If you are a senior vice president or a more senior executive officer with Eligible Options, you will receive separate election forms that you must complete in lieu of this form.

If you accept the offer, your total number of options will equal the New Options listed for each grant that you elect to exchange, plus the current number of options in each grant you elect not to exchange or was not eligible for exchange.

If you do not accept this offer, and elect not to exchange any Eligible Options, there will be no change in your existing option grants and you will not receive any New Options set forth above for each Eligible Options grant.

Also, please note that you do not need to include any stock option agreements or other documents relating to the Eligible Options you are electing to exchange, if any. RCN will exchange and cancel such options electronically and update your option records accordingly.

Please check the box above next to each Eligible Option grant, indicating whether you elect accept the offer to exchange such option grants, sign and date where indicated, provide your home telephone number and return this form to Mellon Investor Services at one of the addresses listed above.

Please refer to the Offer to Exchange and Summary of Terms for complete information regarding the terms and conditions for the exchange of your options.